Exhibit 99.1

i2 TECHNOLOGIES, INC.
11701 LUNA ROAD
DALLAS, TX 75234
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by i2 Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
		ITTEC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

i2 TECHNOLOGIES, INC.

The Board of Directors recommends a vote “FOR” the proposals in Items 1 and 2.
			For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger dated as of November 4, 2009 among JDA Software Group, Inc., Alpha Acquisition Corp., a wholly-owned subsidiary of JDA, and i2 Technologies, Inc.		☐	☐	☐
2.	To grant each of the persons named as proxies with discretionary authority to vote to adjourn the special meeting, if necessary, to satisfy the conditions to completing the merger as set forth in the Agreement and Plan of Merger, including for the purpose of soliciting proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger.		☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting to be held on [______], 2010.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name appears on this proxy. All holders must sign. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
ê FOLD AND DETACH HERE ê

REVOCABLE PROXY
This Proxy is solicited on behalf of the Board of Directors of i2 Technologies, Inc.
for the Special Meeting of Stockholders to be held on [____________], 2010.
The undersigned stockholder of i2 Technologies, Inc. hereby appoints Jackson L. Wilson, Jr., Michael Berry and John Harvey, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of i2 Technologies, Inc. held of record by the undersigned on [___], 2009, at the Special Meeting of Stockholders (the “Special Meeting”) to be held on [___], 2010 at 8:00 a.m. Central Time, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement dated [___], 2009. The undersigned hereby revokes all prior proxies.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1 and 2.
PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side.